Exhibit 10.34.1

Execution Version

DYNEX CAPITAL, INC.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

EQUITY DISTRIBUTION AGREEMENT

December 27, 2017

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, CA 94111

Ladies and Gentlemen:

Reference is made to the Amended and Restated Equity Distribution Agreement, dated March 31, 2017 (the “Distribution Agreement”), between Dynex Capital, Inc., a Virginia corporation (the “Company”), and JMP Securities LLC (“JMP”), pursuant to which the Company agreed, in its sole discretion, to issue and sell, from time to time, through JMP, as agent, up to 7,416,520 shares of common stock, par value $0.01 per share, of the Company. All capitalized terms used in this Amendment No. 1 to Amended and Restated Equity Distribution Agreement between the Company and JMP (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Distribution Agreement. The Company and JMP agree as follows:

A.	Amendments to Distribution Agreement. The Distribution Agreement is amended as follows:

1. The first sentence of Section 1 of the Distribution Agreement is deleted and replaced with the following:

“The Company agrees that, from time to time on or after December 27, 2017 and during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through JMP, acting as agent, up to 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”); provided, that, such number of Shares available for offer and sale are in addition to any offers and sales of Shares that have been made prior to the date hereof under the Prospectus Supplement dated March 31, 2017.”

2. Exhibit A is amended by adding “as amended on December 27, 2017” immediately after “March 31, 2017”.

3. Exhibit E is amended by adding “as amended on December 27, 2017” immediately after “March 31, 2017”.

B.	Prospectus Supplement. The Company shall file a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act reflecting this Amendment within two business days of the date hereof.

C.	No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect.

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D.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

E.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between the Company and JMP, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 1 to Amended and Restated Equity Distribution Agreement shall constitute a binding agreement between the Company and JMP.

Very truly yours,

DYNEX CAPITAL, INC.

By:	/s/ Stephen J. Benedetti
Name:	Stephen J. Benedetti
Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

ACCEPTED as of the date first-above written:

JMP SECURITIES LLC

By:	/s/ Thomas Kilian
Name:	Thomas Kilian
Title:	Chief Operating Officer

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